Exhibit 99.2

FORM 6-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Report of Foreign Issuer

Pursuant to Rule 13a-16 or 15d-16
of the Securities Exchange Act of 1934

For August 6, 2003

Commission File Number: 333-13096

AES DRAX HOLDINGS LIMITED

18 Parkshot
Richmond
Surrey TW9 2RG
England

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F X_	Form 40-F

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ________

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ________

Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

Yes	No X

If “Yes” is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b):82-_________

AES DRAX HOLDINGS LIMITED

INDEX

Item

1.	Information Release

2.	Press Release dated August 5, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AES DRAX HOLDINGS LIMITED

Date: August 6, 2003	By:	/s/ Gordon Horsfield
Name: Gordon Horsfield Title: Director

ITEM 1

INFORMATION RELEASE

As previously disclosed in our Form 6-K filed with the SEC on July 28, 2003, we received a letter from The AES Corporation (“AES”) indicating that AES would withdraw its support for, and participation in, the Restructuring Proposal (set forth in the Form 6-K filed by us with the SEC on June 30, 2003), unless each member of the steering committee (the “Steering Committee”) representing the syndicate of banks (the “Senior Lenders”), which financed the Eurobonds issued by AES Drax Holdings to finance the acquisition of the Drax power plant, and the ad hoc committee formed by holders of the Senior Bonds (the “Ad Hoc Committee” and, together with the Steering Committee, the “Senior Creditors Committees”), met certain conditions by no later than August 5, 2003. A copy of the AES letter was attached to the Form 6-K filed on July 28, 2003.

Although the Senior Creditors Committees and their advisers have engaged in discussions with AES and its advisers, we have been informed that the Senior Creditors Committees advised AES that they would not be able to satisfy the conditions set forth in its letter of July 28, 2003.

In the evening of August 5, 2003, we received a letter from AES addressed to the Senior Creditors Committees stating that AES is withdrawing its support for, and participation in, the Restructuring Proposal.

The members of the Steering Committee and the Ad Hoc Committee have indicated to AES Drax Holdings that, notwithstanding the withdrawal of AES’ offer to participate in the Restructuring Proposal, they do not intend to seek termination of the standstill period currently scheduled to expire on August 14, 2003 pursuant to the Third Standstill Agreement (a copy of which was filed with the SEC on July 11, 2003), and that they continue to be fully supportive of efforts to proceed with the proposed Restructuring and allowing AES Drax Holdings time to evaluate alternative proposals. On this basis, AES Drax Holdings intends to seek an extension of the current standstill period to September 30, 2003.

As a result of AES’ withdrawal from the Restructuring process, the following directors appointed by AES have on August 5, 2003 resigned with immediate effect from the boards of AES Drax Holdings and AES Drax Power Limited, and stated their intention to resign as directors from the boards of the other Drax companies (other than AES Drax Power Finance Holdings Limited and AES Drax Energy Limited) as soon as practicable: Neil Hopkins, Naveed Ismail, Garry Levesley and John Turner. However, the AES withdrawal of support for the Restructuring Proposal is not expected to have immediate operational consequences for the Drax power station which is largely self-sufficient. Of 480 personnel engaged in the business, only four are AES employees and contingency arrangements are in place to cover the relevant personnel, if necessary. AES has informed us that they are willing to work with AES Drax Holdings to ensure an orderly transition. Accordingly, the Drax power station will continue to generate electricity and expects to honor its commitments to its employees, customers and suppliers.

The subcommittee of independent directors of AES Drax Holdings that was established on July 30, 2003 (as previously disclosed in our Form 6-K filed on July 31, 2003) is continuing to evaluate proposals from third parties, including the proposal made by International Power plc (a copy of which was filed on Form 6-K on July 24, 2003), with respect to participation in the proposed Restructuring and is developing a process for conducting these evaluations in an organized manner within an appropriate timeframe.

Close Brothers, financial advisers to the Ad Hoc Committee and Milbank, Tweed, Hadley & McCloy LLP, legal advisers to the Ad Hoc Committee will host a conference call on August 8,

2003 at 5.00 p.m. London time to discuss with Senior Bondholders the contents of this Form 6-K. The international dial-in telephone number is +44 1452 569 101. The U.K. domestic dial-in telephone number is 0800 073 0228. The chairperson of the call is Martin Gudgeon. The call will be recorded and will be available for a period of seven days afterwards. The telephone number is +44 1452 550 000, with PIN 086155#. For further information, Senior Bondholders should contact Close Brothers (David Riddell: +44 (0)20-7655-3203 or Martin Gudgeon: +44 (0)20-7655-3171) or Milbank, Tweed, Hadley & McCloy LLP (Tom Siebens: +44 (0)20-7448-3034).

Forward-Looking Statements

Certain statements included in this Form 6-K are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date that they were made. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe,” “expects,” “may,” “intends,” “will,” “should,” or “anticipates,” or the negative forms of other variations of these terms of comparable terminology, or by discussions of strategy. Future results covered by the forward-looking statements, including the projections, may not be achieved. Forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we have identified some of these risks, uncertainties and other important factors herein and you should also review “Item 3. Key Information – Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2002.

You should also consider, among others, the following important factors:

  general economic and business conditions in the UK;
  changes in governmental regulations affecting the Drax Power Station and the UK electric power industry generally, including the impact of the New Electricity Trading Arrangements (“NETA”). NETA was implemented on March 27, 2001;
  power prices and resource availability and pricing;
  general industry trends;
  changes to the competitive environment;
  changes in business strategy, development plans or vendor relationships in the market for power in the UK;
  that our principal hedging arrangement relating to power sales has been terminated and we are currently operating as a fully merchant plant;
  that since December 12, 2002, we are operating under standstill arrangements with, inter alios, certain of our senior creditors (initially under the “Original Standstill Agreement”, and, after expiry thereof on May 31, 2003, under the “Further Standstill Agreement”, and, after expiry thereof on June 30, 2003 under the “Third Standstill Agreement” which became effective July 11, 2003);
  availability, terms and deployment of capital;
  interest rate volatility;

  changes in currency exchange rates, inflation rates and conditions in financial markets;
  availability of qualified personnel; and
  changes in the interpretation of tax law.

We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date hereof, and we do not assume any responsibility for doing so.

ITEM 2

5th August 2003 21:45 UK Time

AES Drax Holdings Limited (“Drax”)
Power Plant Continues to Operate Despite Withdrawal of AES Corporation

On 28 July 2003, The AES Corporation sent a letter to the Bank Steering Committee and the Ad Hoc Bond Committee (“the Senior Creditors Committees”) and to Drax in response to an offer made by International Power plc to participate in the financial restructuring of the Drax power station in place of AES Corporation. AES Corporation advised the Senior Creditors Committees that it would withdraw its support for, and its participation in, the Restructuring and the Restructuring Proposal, as set out in Drax’s Form 6-K filed on 30 June 2003, unless the Senior Creditors Committees met certain conditions no later than 5 August 2003. The Senior Creditors Committees advised AES Corporation that it would not be possible to satisfy the conditions AES Corporation has requested.

On 30 July 2003, the Directors of AES Drax Holdings and AES Drax Power Ltd appointed Gordon Horsfield and Gerald Wingrove as directors of AES Drax Holdings and AES Drax Power Ltd.

We have today received a letter from AES Corporation, addressed to the Senior Creditors Committees and Drax, advising them that it has withdrawn its support for the Restructuring and the Restructuring Proposal. In connection therewith the following directors appointed by AES Corporation, only one of whom is involved in Drax’s operations, have resigned from the board of AES Drax Holdings Ltd; Neil Hopkins, Naveed Ismail, Garry Levesley and John Turner.

Gordon Horsfield and Gerald Wingrove, together with Lord Taylor of Blackburn, will be responsible for working with AES Corporation to effect an orderly transition and for considering the International Power offer, and any other proposals made by third parties. The Senior Creditor Committees support this process.

Commenting on the situation today, Gordon Horsfield said:

“Drax, with the support of the Senior Creditors Committees is in continuing discussions with a number of parties interested in the restructuring of Drax, who might replace AES Corporation in the overall scheme. The Senior Creditors Committees remain fully supportive of the efforts to proceed with the proposed restructuring and of allowing time to evaluate alternatives to AES Corporation. The plant is largely self-sufficient and will continue to operate normally. Out of some 480 Drax employees, only four are provided by AES Corporation. Provision has been made to replace them if necessary, to ensure a smooth transition period with co-operation from AES Corporation. Customers and suppliers should be assured that contracts will be honoured and Ofgem, the grid operator and UK Coal, the plant’s major feedstock supplier, have been advised.”

Enquiries:

Judith Parry/Kelly-Ann French      Tel: 01943 883990
Buchanan Communications

Editor’s notes:

Gordon Horsfield (56) retired from PricewaterhouseCoopers (UK firm) in January 2003 after thirty-four years with the firm. During his career at the firm he held a number of senior positions. He was appointed Director of Operations following the merger of the two predecessor firms and latterly he led the firm’s UK team dealing with the sale of its management consulting business to IBM. Prior to the merger in 1998 he had been Head of the Corporate Finance and Recovery division of Price Waterhouse in the UK.

Gerald Wingrove (48) joined London Electricity in 1998 as Group Finance Director with responsibility for finance, corporate development and regulation. At the beginning of 2001, in addition to his existing group finance roles, he took over responsibility on London Electricity’s board for the retail and trading businesses and in 2002, became an EDF-nominated director of the Swedish utility company, Graninge AB. Mr. Wingrove left London Electricity in December 2002. Before joining London Electricity, he worked for Enron Corp for eight years in London and Houston.